
<ARTICLE> 5
<LEGEND>

The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.

</LEGEND>

<PERIOD-TYPE>                                         6-MOS
<FISCAL-YEAR-END>                                     DEC-31-1997
<PERIOD-END>                                          JUN-30-1997
<CASH>                                                10,694
<SECURITIES>                                          0
<RECEIVABLES>                                         27,561
<ALLOWANCES>                                          0
<INVENTORY>                                           16,209<F1>
<CURRENT-ASSETS>                                      45,921
<PP&E>                                                94,287
<DEPRECIATION>                                        0
<TOTAL-ASSETS>                                        148,751
<CURRENT-LIABILITIES>                                 24,807
<BONDS>                                               75,969<F2>
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                           0
<COMMON>                                              80
<OTHER-SE>                                            47,895<F3>
<TOTAL-LIABILITY-AND-EQUITY>                          148,751
<SALES>                                               0
<TOTAL-REVENUES>                                      97,676
<CGS>                                                 0
<TOTAL-COSTS>                                         0
<OTHER-EXPENSES>                                      89,785
<LOSS-PROVISION>                                      (61)<F4>
<INTEREST-EXPENSE>                                    2,756
<INCOME-PRETAX>                                       5,074
<INCOME-TAX>                                          1,979
<INCOME-CONTINUING>                                   3,095
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                          3,095
<EPS-PRIMARY>                                         0.39
<EPS-DILUTED>                                         0.39

<F1>Includes the following assets: prepaid expenses and other of $6,086, deferred income taxes--current of $1,580, deferred income taxes--long-term of $376, restricted cash of $3,827, investment in limited partnership of $193, and intangible assets, net of $4,147.
<F2>Includes the following long-term liabilities: deferred income of $2,763, capital lease obligation of $53,090, and long-term debt of $20,116.
<F3>Includes the following equity accounts: additional paid-in capital of
$48,340 and accumulated deficit of $(445).
<F4>Includes loss on investment in limited partnership of $61.

                                      -18-

